UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2008 (March 27, 2008)

INNOVATIVE CARD TECHNOLOGIES, INC.
(Exact name of Registrant as specified in charter)

Delaware	001-33353	90-0249676
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10880 Wilshire Boulevard, Suite 950 Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 312-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward-looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Delcarson Executive Employment Agreement

As previously reported in the Registrant’s Current Report on Form 8-K filed on September 27, 2007 (the “Delcarson Report”), Steven Delcarson was appointed Chief Executive Officer and President of the Registrant effective September 21, 2007. At the time of the filing of the Delcarson Report, Mr. Delcarson and the Registrant were finalizing the terms of an employment agreement for Mr. Delcarson, and the Registrant reported in the Delcarson Report and certain other Filings the material terms of the agreement as then contemplated by the parties. On March 27, 2008, Mr. Delcarson and the Registrant, with the approval of the Registrant’s Board of Directors (the “Board”) and Compensation Committee, entered into a final written executive employment agreement (the “Delcarson Agreement”). The material terms of the Delcarson Agreement are described below.

The Delcarson Agreement has a one-year term, which may be extended by mutual written consent of the parties for additional one-year terms. The Delcarson Agreement provides for an initial annual base compensation of $300,000 per year and an increase on March 1, 2008 to $335,000 per year, retroactive to January 1, 2008 with a lump sum payment of the retroactive amount of the increase. Mr. Delcarson’s annual base compensation may be increased further to $350,000 or $375,000 per year, retroactive to January 1, 2008, in the event that the Registrant reaches certain capital-raising milestones. Upon reaching certain milestones, as determined in good faith by the Board, Mr. Delcarson also may receive an annual bonus up to the amount of his base compensation then in effect. Pursuant to the Delcarson Agreement, on March 27, 2008, the Registrant granted Mr. Delcarson options to purchase 1,000,000 shares of the Registrant’s common stock at an exercise price of $2.25 per share, the closing price of the Registrant’s common stock on the date of grant. The options will vest pursuant to a schedule associated with the achievement of certain milestones. In the event of termination of Mr. Delcarson’s employment by the Registrant without cause, Mr. Delcarson would be entitled to 50% of his annual base compensation then in effect and 50% of his unpaid bonus, and all options issued to him would vest immediately. Further, in the event of a change in control of the Registrant, if the Delcarson Agreement were not assumed by the surviving entity within 90 days of the change in control, Mr. Delcarson would be entitled to 12 months’ base compensation and all options issued to him would vest immediately.

The foregoing summary of the Delcarson Agreement is qualified in its entirety by reference to the full text of the Delcarson Agreement, which is filed herewith as exhibit 10.1.

Caporale Executive Employment Agreement

As previously reported in the Registrant’s Current Report on Form 8-K filed on November 1, 2007 (the “Caporale Report”), Charles Caporale was appointed Chief Financial Officer of the Registrant effective October 29, 2007. At the time of the filing of the Caporale Report, Mr. Caporale and the Registrant were finalizing the terms of an employment agreement for Mr. Caporale, and the Registrant reported in the Caporale Report and certain other Filings the material terms of the agreement as then contemplated by the parties. On March 27, 2008, Mr. Caporale and the Registrant, with the approval of the Board and Compensation Committee, entered into a final written executive employment agreement (the “Caporale Agreement”). The material terms of the Caporale Agreement are described below.

The Caporale Agreement has a one-year term, which may be extended by mutual written consent of the parties for additional one-year terms. The Caporale Agreement provides for an initial annual base compensation of $180,000 per year and an increase on March 1, 2008 to $200,000 per year, retroactive to January 1, 2008 with a lump sum payment of the retroactive amount of the increase. Upon reaching certain milestones, as determined in good faith by the Registrant’s Chief Executive Officer, Mr. Caporale also may receive an annual bonus up to the amount of his base compensation then in effect. Pursuant to the Caporale Agreement, on March 27, 2008, the Registrant granted Mr. Caporale options to purchase 200,000 shares of the Registrant’s common stock at an exercise price of $2.25 per share, the closing price of the Registrant’s common stock on the date of grant. The options will vest pursuant to a schedule associated with the achievement of certain milestones. In the event of termination of Mr. Caporale’s employment by the Registrant without cause, Mr. Caporale would be entitled to 50% of his annual base compensation then in effect and 50% of his unpaid bonus, and all options issued to him would vest immediately. Further, in the event of a change in control of the Registrant, if the Caporale Agreement were not assumed by the surviving entity within 90 days of the change in control, Mr. Caporale would be entitled to six months’ base compensation and all options issued to him would vest immediately.

The foregoing summary of the Caporale Agreement is qualified in its entirety by reference to the full text of the Caporale Agreement, which is filed herewith as exhibit 10.2.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Item
10.1	Executive Employment Agreement of Steven Delcarson
10.2	Executive Employment Agreement of Charles Caporale

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innovative Card Technologies, Inc. (Registrant)

Date: April 2, 2008	By:	/s/ Charles Caporale
	Name	Charles Caporale
	Title:	Chief Financial Officer